Exhibit 10.1

_________ 2022

Form of

Director’s Service Agreement

between

Forafric Global PLC

and

Forafric Agro Industries Limited

and

[Director]

THIS DEED is dated 21st September 2022

Parties

(1)	FORAFRIC GLOBAL PLC a company incorporated in Gibraltar with registered number 122390 and with a registered office situated at Madison Building, Midtown, Queensway, Gibraltar GX11 1AA, Gibraltar (the “Company”),

(2)	FORAFRIC AGRO INDUSTRIES LIMITED a company incorporated and registered in Mauritius with company number 171452 and registered office is at c/o Sovereign Trust (Mauritius) Limited, Unit 21, Circle Square Business Park, Forback Mauritius (“Forafric Agro”),

(3)	[ ] (the “Director”).

Agreed terms

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause 1 apply in this agreement.

Appointment: the engagement of the Director by the Company on the terms of this agreement.

Audit Committee: the audit committee of the Company, as may be constituted from time to time.

Board: the board of directors of the Company.

Business Day: a day, other than a Saturday, Sunday or public holiday in Gibraltar, when banks in Gibraltar are open for business.

Commencement Date: 9th June 2022.

Compensation Committee: the compensation committee of the Company, as may be constituted from time to time.

Confidential Information: information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of the Company and its affiliates for the time being confidential to the Company and its affiliates and trade secrets including, without limitation, technical data and know-how relating to the business of the Company and its affiliates or any of their business contacts.

Nominating Committee: the nominating committee of the Company, as may be constituted from time to time.

Termination: the termination of the Director’s engagement with the Company however caused.

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1.2	The headings in this agreement are inserted for convenience only and shall not affect its construction.

1.3	A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

2.	Term of appointment

2.1	The Appointment shall be deemed to have commenced on the Commencement Date and shall continue until the date of the 2025 annual general meeting of the Company, subject to the remaining terms of this agreement, unless terminated by either party giving the other not less than six months prior notice in writing.

3.	Director warranties

3.1	The Director warrants that she is entitled to work for a Gibraltar company without any additional approvals and will notify the Company immediately if she ceases to be so entitled during the Appointment.

3.2	The Director warrants that she is not subject to any restrictions which prevent her from holding office as a director.

4.	Duties of the Director

4.1	The Director shall serve as non-executive director on the Board.

4.2	In addition to the foregoing, the Director shall be required to serve as a member of the Company’s Audit Committee, Nominating Committee and Compensation Committee.

4.3	During the Appointment the Director shall:

(a)	act as a director of the Company;

(b)	abide by any statutory, fiduciary or common-law duties to the Company;

(c)	not do anything that would cause her to be disqualified from acting as a director;

(d)	faithfully and diligently exercise such powers and perform such duties as may from time to time be assigned to her by the Company;

(e)	comply with all reasonable and lawful directions given to her by the Company;

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(f)	promptly make such reports to the Board in connection with the affairs of the Company on such matters and at such times as are reasonably required, and
(g)	use reasonable endeavours to attend all meetings of the Board.

5.	Duties of the Company

Information

5.1	The Company shall provide the Director with all such information relating to the Company and its subsidiaries which is reasonably requested by the Director for the purposes of discharging her duties as director of the Company.

Directors’ and officers’ insurance

5.2	During the Appointment and for six years following Termination the Director shall be entitled to be covered by a policy of directors’ and officers’ liability insurance on terms no less favourable than those in place from time to time for other members of the Board.

Expenses

5.3	The Company shall reimburse (or procure the reimbursement of) all reasonable expenses wholly, properly and necessarily incurred by the Director in the course of the Appointment, subject to production of receipts or other appropriate evidence of payment.

6.	Director’s Remuneration

Cash

6.1	The Director shall be paid an initial salary of $40,000 per annum as an officer of the Company. The salary shall accrue from day to day at a rate of 1/365 of the salary and be payable quarterly in advance from the Commencement Date directly into the Director’s bank or building society account (the “Salary”).

6.2	The Salary shall be reviewed by the Compensation Committee annually. The Company is under no obligation to award an increase following a salary review. There will be no review of the Salary after notice has been given by either party to terminate the Appointment.

Shares

6.3	The Director shall receive $25,000 worth of shares in the Company on the date of this Agreement, calculated according to the market price of shares in the Company as at the Commencement Date.

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6.4	On each subsequent anniversary of the Commencement Date, the Director shall be entitled to a further share equivalent of $25,000. This equivalent value is to be calculated according to the market price of the shares of the Company on each corresponding anniversary of the Commencement Date.

6.5	Notwithstanding clause 6.4, the Director shall not be entitled to such further shares if notice has been given by either party to terminate the Appointment.

Further remuneration

6.6	In addition to the Salary, the Director shall be further entitled to receive:

(a)	an additional sum of $1,500 for each duly convened meeting of the board of directors of the Company attended, payable on each anniversary of the Commencement Date;

(b)	as chairperson of the Compensation Committee, the Director is entitled to receive a further annual sum of $1,500, payable on each anniversary of the Commencement Date.

7.	Indemnity

7.1	Forafric Agro shall indemnify the Director against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by the Director arising out of or in connection with the discharge of the duties of the Director as director of the Company.

7.2	The indemnity contained in clause 7.1 shall not cover the Director to the extent that a claim under it results from the Director’s gross negligence, wilful misconduct or fraud.

8.	Confidential Information

8.1	The Director acknowledges that in the course of the Appointment she will have access to Confidential Information. The Director has therefore agreed to accept the restrictions in this clause 8.

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8.2	The Director shall not (except in the proper course of her duties), either during the Appointment or at any time after its termination (however arising), use or disclose to any person, company or other organisation whatsoever (and shall use her best endeavours to prevent the publication or disclosure of) any Confidential Information. This shall not apply to:

(a)	any use or disclosure authorised by the Board or required by law;

(b)	any information which is already in, or comes into, the public domain other than through the Director’s unauthorised disclosure; or

(c)	any disclosure which the Director is obligated to make under applicable law.

9.	Ceasing to be a director

9.1	Except as may otherwise be agreed with the Board, or as provided in the articles of association of the Company of which she is a director, the Director shall not resign as a director unless she has given the Company six months prior written notice of her intention to resign.

10.	Termination without notice

10.1	The Company may terminate the Appointment with immediate effect without notice and with no liability to make any further payment to the Director (other than in respect of amounts accrued due at the date of termination) if the Director:

(a)	is disqualified from acting as a director or resigns as a director from the Company without the prior written approval of the Board;

(b)	is guilty of any gross misconduct affecting the business of the Company;

(c)	commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of the Company;

(d)	is declared bankrupt or makes any arrangement with or for the benefit of her creditor;

(e)	is convicted of any criminal offence (other than an offence under any road traffic legislation in Gibraltar or elsewhere for which a fine or non-custodial penalty is imposed);

(f)	is, in the opinion of a medical practitioner physically or mentally incapable of performing their duties and may remain so for more than three months and the medical practitioner has given a medical opinion to the Board to that effect;

(g)	is guilty of any fraud or dishonesty or acts in any manner which brings or is likely to bring the Director or the Company into disrepute or is materially adverse to the interests of the Company;

10.2	The rights of the Company under clause 10.19.1 are without prejudice to any other rights that it might have at law to terminate the Appointment or to accept any breach of this agreement by the Director as having brought the agreement to an end. Any delay by the Company in exercising its rights to terminate shall not constitute a waiver thereof.

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11.	Obligations on termination

11.1	On termination of the Appointment (however arising), the Director shall:

(a)	resign immediately from any office that she holds in or on behalf of the Company;

(b)	subject to clause 10.2, deliver to the Company all documents, books, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of the Company or its business contacts, any keys, and any other property of the Company which is in her possession or under her control; and

(c)	delete any information relating to the business of the Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in her possession or under her control outside the Company’ premises.

11.2	The Director hereby irrevocably appoints the Company to be her attorneys to execute and do any such instrument or thing and generally to use her name for the purpose of giving the Company or its nominee the full benefit of clause 11.1(a).

12.	Notices

12.1	A notice given to a party under this agreement shall be in writing in the English language and signed by or on behalf of the party giving it. It shall be delivered by hand or sent to the party at the address or fax number given in this agreement or as otherwise notified in writing to the other party.

12.2	Any such notice shall be deemed to have been received:

(a)	if delivered by hand, at the time the notice is left at the address or given to the addressee;

(b)	in the case of pre-paid first class post or other next working day delivery service, at 9.00 am on the second business day after posting or at the time recorded by the delivery service; or

(c)	in the case of pre-paid airmail, 9.00 am on the fifth Business Day after posting or at the time recorded by the delivery service; or

(d)	in the case of fax or email, at the time of transmission.

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12.3	A notice shall have effect from the earlier of its actual or deemed receipt by the addressee. For the purpose of calculating deemed receipt:

(a)	all references to time are to local time in the place of deemed receipt; and

(b)	if deemed receipt would occur on a Saturday or Sunday or a public holiday when banks are not open for business, deemed receipt is at 9.00 am on the next business day.

12.4	This clause does not apply to the service of any proceedings or other documents in any legal action.

13.	Entire agreement

13.1	This agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

13.2	Each party acknowledges that in entering into this agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement.

13.3	Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this agreement.

13.4	Nothing in this clause shall limit or exclude any liability for fraud.

14.	Variation

No variation or agreed termination of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

15.	Counterparts

15.1	This agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

15.2	No counterpart shall be effective until each party has executed and delivered at least one counterpart.

16.	Governing law

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Gibraltar.

17.	Jurisdiction

Each party irrevocably agrees that the courts of Gibraltar shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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Executed and delivered as a deed by
FORAFRIC GLOBAL PLC	Director

In the presence of:

Name:

Address:

Occupation

Executed and delivered as a deed by
FORAFRIC AGRO INDUSTRIES LIMITED	Director

In the presence of:

Name:

Address:

Occupation

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Signed sealed and delivered as a deed by
[ ]

in the presence of:

Name:

Address:

Occupation

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